Exhibit 10(cc)

                    RETAINER / NON - CIRCUMVENTION AGREEMENT

         This agreement is entered into this 16th day of May, 1995 between Tracer Design, Inc., hereinafter referred to as "TDI" whose principal place of business is 4206 N. Central Avenue, Phoenix, Arizona 85012 and Frank X. Helstab, hereinafter referred to as "HELSTAB", whose principal business residence is 9300 North 58th Street, Paradise Valley, Arizona 85253.

         Whereas, TDI desires to retain the services of HELSTAB acting as an intermediary/consultant to facilitate the procurement of the following:

A.) To either directly or indirectly introduce TDI to a funding source for the purpose of securing approximately One to Two Million dollars ( $1,000,000 to $2,000,000 USD ) to accomplish TDI's expansion goals (the "Initial Funding").
Additionally, the scope of this contract may also include strategic joint-venture alliances or Regulation "S" placements and is not limited to the equity / debt or the public / private methods of financing.

B.) To either directly or indirectly introduce TDI to one or more prospective clients whereby such introduction produces the successful signing of one or more service contracts with TDI.

The determination of a direct or indirect introduction shall be decided based upon the following interpretations,

         1a.) "Direct" shall include all projects  where HELSTAB  introduces TDI
         directly  to  the  funding   sources/client  and  participates  in  the
         negotiations leading to the contractual signing of said project.

         1b.) "Indirect" shall include any and all third party introductions that HELSTAB introduces to TDL the result of which leads to the signing of a contractual project with that specific third party within the term of this Agreement or the "Noncircumvention Period" as hereafter defined. "Indirect" shall also include any and all subsequent parties introduced to TDI by HELSTAB's third party referral the result of which leads to the signing of a contractual project with that specific subsequent party within the term of this Agreement or the "Noncircumvention Period", but "Indirect" does not include parties introduced to TDI such by subsequent parties.

         1c.) "Noncircumvention Period" means the twenty four (24) month period of time immediately following termination of this Agreement.

Whereas, TDI will cooperate with HELSTAB and furnish him with all pertinent information and appropriate data concerning such financings.

Whereas, notwithstanding any provision of this agreement TDI acknowledges that HELSTAB is not acting as a Broker-Dealer, but as a Finder/Consultant by introducing TDI to prospective investors, sources of funding and a potential user client base.

Whereas, it is agreed that neither one of the parties will contact in any manner a third party introduced by the other party to this agreement, except with expressed consent in writing.

In consideration of the mutual benefit, promises and covenants contained herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

Article I. - Retainer
---------------------

TDI shall retain the services of HELSTAB for a retainer fee of $3,500.00 ( Three-thousand five hundred ) a month, payable at the signing of this agreement by corporate check or wire transfer and due in like manner on the 15th day of any subsequent month, during the term of this intermediary agreement. It is further agreed to by the parties that any and all retainer fees due or to come due during the term of this Agreement shall be directly deducted from HELSTAB'S "SUCCESS FEE" at closing or other receipt of funds by TDI from a transaction or contract described in A or B above, it being agreed that such retainer fees are nonrefundable advances of the SUCCESS FEE.

Article II. - Success Fee
-------------------------

The "SUCCESS FEE" to be paid to HELSTAB by TDI shall be paid at and simultaneously with the closing of all said transactions. The "SUCCESS FEE" amount for the Initial Funding shall be at a rate of 3.5% (Three and one half percent) of the par amount of the equity financing packages received by TDI and 3.0% (Three percent) of the par amount of any debt financing. Should HELSTAB successfully obtain for TDI the Initial Funding on or before August 31, 1995, HELSTAB will be issued 3% (Three percent) of the fully diluted outstanding stock of TDI (taking into account any shares to be issued with respect to the Initial Funding), subject to HELSTAB executing and delivering to TDI a shareholder's agreement containing rights of first refusal and other customary restrictions on the transferability of stock in a privately held company prior to an initial public stock offering, an investment letter relating to securities laws matters in form and substance satisfactory to TDI, and agreement by TDI's current shareholders (Little, Layne, Whittington) not to cause TDI to issue any stock to them at less than fair market value.

With respect to transactions described in B. above, HELSTAB shall be entitled to a Success Fee of 5.0% (Five percent) of the gross margin revenue generated by any and all direct introductions, and Success Fee of 3.0% (Three percent) of the gross margin revenue generated by any and all third party or indirect introductions. (As previously stated in paragraph B., la.,lb.).

The Success Fees shall apply to transactions described above that are closed during the term of this Agreement or during the Noncircumvention Period, but not thereafter.

Article III. - Expenses
-----------------------

TDI will be responsible for all reasonable, direct travel expenses incurred by HELSTAB regarding the proposed financing. Such expenses shall be subject to prior approval by TDI. When possible, such expenses are to be paid in advance. Additional expenses such as meals, entertainment and rental cars are to be paid when HELSTAB sends TDI the appropriate receipts for reimbursement.

Article IV. - Information Warranty
----------------------------------

TDI represents and warrants that all information made available to HELSTAB will, at all times during the period of engagement of HELSTAB hereunder, be complete and correct in all material fact or, upon TDI learning of material inaccuracies, shall promptly be made to be materially complete and correct.

Article V. - Continuing Involvement
-----------------------------------

This is to confirm that each of the named signatories, separately and individually, hereby agree that he/they will not make any contact with, deal with or otherwise be involved in any transaction(s) with any broker / dealer, bank or lending institutions, trusts, pension funds, corporations, companies or individuals, lenders or borrowers, buyers or sellers introduced by another of the signatories, and/or third party or subsequent referrals by such third parties separately and individually. Without specific and agreed to permission of the introducing signatory or signatories. Further, the parties to this contract hereby agree that if HELSTAB successfully and timely obtains the

Initial Funding, TDI will give first good faith consideration, taking into account the best interests of TDI, to using the services of HELSTAB in placing subsequent financings desired by TDI during the term of this Agreement.

Article VI. - Term
------------------

The initial term of this Agreement shall be from the date hereof until July 31, 1995. If HELSTAB successfully obtains at least $400,000 in capital for TDI by July 31, 1995, then the term of the Agreement shall automatically be extended until August 31, 1995, otherwise the Agreement shall terminate at midnight on July 31, 1995, unless the parties agree to extend it on a month to month basis. If HELSTAB successfully obtains the Initial Funding for TDI by August 31, 1995, then the Agreement shall be automatically extended for a two (2) year term, commencing on September 1, 1995; otherwise the Agreement shall terminate automatically at midnight on August 31, 1995, unless the parties agree to extend it on a month to month basis. The signatories hereby confirm that the identities of the broker / dealers, institutions, corporations, individuals, trusts, pension funds, lenders or borrowers, buyers or sellers, or suppliers are currently and in the future the property of the introducing signatory or signatories and shall remain so for the duration of this agreement.

Article VII. - Confidentiality
------------------------------

The signatories hereby agree to keep completely confidential the names of any institutions, corporations, pension funds. trusts, individuals or groups of individuals, lenders or borrowers, buyers, sellers, or suppliers introduced by any of the named signatories or their associates. Such identity shall remain confidential during the applicable transaction(s) and for the duration of this agreement and shall include any telephone numbers, addresses and Telex or TWX numbers, or other pertinent information. Such information is considered the property of the introducing signatory or signatories and I/we hereby agree to discuss same and mutually agree on what procedure to use.

Article VIII. - Non-Disclosure
------------------------------

It is understood by the signatories to this agreement that the very terms. conditions, and operation of this contract between the parties is of a confidential nature in itself and stands alone as an intermediary agreement. Neither party may disclose or disseminate the terms, conditions, or operations of this agreement without the express written consent of the other party, except to their professional advisors, investors, and others on a strictly need-to-know basis.

HELSTAB further acknowledges that he will be receiving and disseminating confidential information of TDI in order to carry out the purposes of this Agreement. In order to protect the same, he simultaneously herewith has executed and delivered to TDI the Confidentiality Agreement attached hereto as Exhibit A, and agrees to obtain from each person or entity to whom he intends to transmit such confidential information, prior to transmittal of such information, their execution and delivery to TDI of the attached Confidentiality Agreement.

Article IX. - Arbitration
-------------------------

Any controversy or claim arising out of or relating to this document/contract, or the breach thereof, and which is not settled between the signatories themselves, shall be arbitrated in accordance with the rules of the American Arbitration Association, with hearing to take place in Phoenix, Arizona, or other mutually agreed location and judgement upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof including the award to the aggrieved signatory or signatories, such award being related to the total remuneration, information, tangible or intangible property received as a result of business conducted with the parties covered by this agreement plus any and all costs, attorney fees and other costs or charges reasonably necessary to adjudicate the controversy in addition to any and all damages deemed fair by the Arbitrator(s).

Article X. - Intermediary
-------------------------

All actual negotiations, due diligence, final agreements and guarantees shall take place between the parties ( investor(s) and/or the person(s) holding their power of attorney and officers of the prime bank and/or broker / dealers, etc. HELSTAB shall be held harmless from any dispute or legal action arising from the relationship between the parties and the prime bank and/or broker / dealer, etc., Underwriter, etc. as HELSTAB is acting strictly in the capacity of an intermediary. HELSTAB acknowledges that this Agreement is nonexclusive in the sense that his entitlement to compensation hereunder is based upon his own performance, and that TDI is free to use the services of others in connection with locating capital and service agreements without any obligation to compensate HELSTAB with respect to capital or service contracts resulting from the efforts of such others, and that HELSTAB is free to act as intermediary for other clients so long as there is no conflict of interest between TDI's interests and those of HELSTAB or his other clients. HELSTAB also acknowledges that in acting as an intermediary for TDI, he is serving as an independent contractor assisting TDI, and agrees not to accept any compensation from any party other than TDI in connection with his activities and efforts under this Agreement, provided that HELSTAB, with full prior disclosure to TDI, may be an equity owner in an entity that TDI may choose to do business with pursuant to a referral under this Agreement.

Article XI. - Reciprocity
-------------------------

It is understood that this agreement is a reciprocal one between the signatories concerning their privileged information and contacts.

Article XII. - Modification
---------------------------

This agreement may only be amended or modified by written instrument signed by all of the parties hereto. Any waiver granted shall not be deemed effective except for the instances and in the circumstances particularly specified therein and unless in writing, executed by the party against whom enforcement of the waiver is sought.

Article XIII. - Remedies
------------------------

In the event it becomes necessary for any party to employ legal counsel or to bring an action at law or other proceeding to enforce any of the terms, covenants or conditions of this Agreement (whether or not suit is instituted), the prevailing party in any such action or proceeding shall be entitled to recover its reasonable costs and expenses (including without limitation attorney's fees) incurred in such action from the other party.

Article XIV. - Inurement
------------------------

This Agreement shall be binding upon and inure to the benefits of the heirs, representatives, successors and permitted assigns of the parties hereto.

Article XV. - Applicable Law
----------------------------

This Agreement shall be construed and interpreted under. and governed and enforced according to the laws of the State of Arizona.

Article XVI. - Descriptive Headings
-----------------------------------

The descriptive headings of the paragraphs of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any provision hereof.

Article XVII. - Authorization
-----------------------------

Each party represents and warrants to and covenants with, all other parties hereto that the person(s) executing this Agreement on behalf of such party is duly authorized to do so and to hereby bind such party to this Agreement.

Article XVIII. - Further Instruments
------------------------------------

Each party, promptly upon the request of any other party, shall execute and deliver to the other party(ies) or escrow agent any and all further instruments reasonably requested or appropriate to evidence or give effect to any of the provisions of this Agreement and which are consistent with the provisions hereof.

Article XIX. - Notices
----------------------

Notices hereunder shall be deemed to have been given and received upon personal delivery or 72 hours after deposit in the United States mail, registered or certified, postage prepaid, return receipt requested, addressed to the appropriate party at the addresses set forth below their signatures or any such other address(es) as the parties may from time to time specify in writing delivered in a like manner.

Article XX. - Severability
--------------------------

It is the intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies of Arizona. Accordingly, to the extent that any provision of this Agreement shall be adjudicated to be invalid, illegal or unenforceable in Arizona, such paragraph or provision shall be deemed to be amended to delete therefrom or reform the portion thus adjudicated to be invalid, illegal or unenforceable, the same shall not affect the validity or enforceability of any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision has never been contained therein; provided, however, that no provision shall be severed if it is clearly apparent under the circumstances that the parties would not have entered into this Agreement without such provision.

Article XXI. - Entire Agreement
-------------------------------

This agreement contains the entire agreement, whether oral or written, of the parties regarding the subject matter thereof, and no other agreement, statement or promise made by either party which is not contained herein shall be binding, valid or acceptable.

Article XXII. - Miscellaneous
-----------------------------

This Agreement shall in no way be construed as representing an agreement of partnership in any way that any of the individual signatories of this Agreement shall have any claim against any separate dealings, ventures or assets of any other signatory nor shall any signatory be liable for any other signatory's commitments of liabilities in business or personal dealings, transactions, or situations. It is intended that this document be a legal and binding contract between all parties. The effective date of this Agreement shall be the date the last signatory has executed this document. A facsimile copy of this Agreement shall be considered an original binding and enforceable document.

Accepted and Agreed this 15th day of May, 1995.


                                  /S/  Frank X. Helstab
                                  -------------------------------------
                                  FRANK X. HELSTAB


                                  TRACER DESIGN, INC.


                                  By: /s/ Chad M. Little
                                      ---------------------------------
                                  Its President

                                    EXHIBIT A

                                  CONFIDENTIAL

TRACER DESIGN, INC.
4206 N. Central Avenue
Phoenix, Arizona 85012

                          Re: Confidentiality Agreement

Gentlemen:

         In connection with our possible interest in arranging or participating in a business transaction with TRACER DESIGN, INC. ("Company"), we desire to receive from the Company information about the Company, including without limitation its business, products, financial condition and prospects, which is confidential, proprietary or otherwise not generally available to the public. (All such information is hereafter referred to as "Confidential Information"). As a condition to being furnished Confidential Information and afforded access to the facilities and management of the Company, we agree as follows:

         1. We (which for purposes hereof shall include all of our affiliates) will protect and hold in confidence all Confidential Information disclosed to us. We will use such Confidential Information solely for the purpose of evaluating the viability of a transaction with the Company and will not use the same for any other purpose.

         2. We will  disclose  Confidential  Information  only to  those  of our directors, officers and/or employees, if any, who need access to such Confidential Information to enable us to evaluate a proposed transaction and to our outside professional advisors who assist us in such evaluation (such persons are collectively referred to herein as "representatives"). We will disclose Confidential Information only to those of our representatives who have been informed of the confidentiality of Confidential Information and have been instructed to keep the same confidential in accordance with the provisions of this agreement unless the Company has given us prior written authorization to deviate from this procedure.

         3. Without the prior written consent of the Company, we will not, and will direct our representatives not to, disclose to any person either the fact that any investigations, discussions or negotiations are taking place concerning a possible transaction involving the Company and us, or that we have requested or received any Confidential Information from the Company, or any of the terms, conditions or other facts with respect to any such possible transaction, including the status thereof or any of the terms of this Agreement or the fact of its existence.

         4. We will, upon the Company's request, return to the Company or destroy all Confidential Information and any copies or extracts thereof. Any analyses, compilations, studies or other documents which may be prepared for use by us or our representatives in connection with our evaluation of the Company's information or a possible transaction with the Company, and which contain Confidential Information, will be kept confidential in accordance with the terms hereof and will be destroyed upon the Company's request.

         5. Our obligations of non-use and non-disclosure hereunder will not be deemed to apply to Confidential Information which (i) is in the public domain at the time of delivery, (ii) subsequently is published or otherwise becomes part of the public domain through no fault of ours or of our representatives, (iii) we can demonstrate was in our possession at the time of disclosure and was not acquired by us directly or indirectly from the Company or its representatives on a confidential basis, or (iv) becomes available to us on a non-confidential basis from a source that, to the best of our knowledge, is not under an obligation to the Company.

         6. We agree that all (i) communications regarding the proposed transaction, (ii) requests for information, (iii) requests for facility tours or management meetings, and (iv) discussions or questions regarding procedures will be submitted or directed to you, unless specifically instructed otherwise by you.

         7. We understand and acknowledge that the Company is not making any representation or warranty, express or implied, as to the accuracy or completeness of the Confidential Information, and none of the Company or any of its respective officers, directors, employees, stockholders, owners, affiliates or agents will have any liability to us or any other person resulting from our use of the Confidential Information. Only those representations or warranties, if any, that are made in a definitive transaction agreement when, as, and if any is executed.

         8. If we or our representatives are requested or required to disclose any Confidential Information, we will promptly notify you of such request or requirement so that you may seek an appropriate protective order or other appropriate relief and/or waive our compliance with provisions of this agreement. If, in the absence of such relief or waiver hereunder, we or our representatives are, in the opinion of our counsel, compelled to disclose Confidential Information, then we may disclose such of the Confidential Information to the person compelling disclosure as is, according to such opinion, required without liability hereunder.

         9. It is further agreed that no failure or delay by the Company in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise of any right, power or privilege hereunder.

         10. In addition to any and all remedies available at law, we agree that the Company shall also be entitled to equitable relief, including injunction and specific performance, in the event of any breach of this agreement. This agreement and any issues arising hereunder or related hereto shall be governed by the internal laws of Arizona (without regard to choice of laws).

                  This letter agreement is effective on and as of the 16th day of May, 1995.


                                        __________________________________

                                        By  ______________________________
                                        Its authorized representative

                                        [Corporate signatory]


                                        /s/ Frank X. Helstab
                                        -----------------------------------
                                        Signature

                                            Frank X. Helstab
                                        -----------------------------------
                                        Print name

                                        [Individual signatory]